EXHIBIT 10.19.3

AMENDMENT NO. 2 AND WAIVER NO. 1
AMENDMENT NO. 2 AND WAIVER NO. 1 (this “Amendment and Waiver”), dated as of December 21, 2015, among CINEDIGM CORP., a Delaware corporation (the “Borrower”), the Lenders party hereto, and SOCIÉTÉ GÉNÉRALE, as administrative agent (the “Administrative Agent”) under the Credit Agreement referred to below.
The Borrower, certain Lenders, the Administrative Agent and OneWest Bank, N.A., as Collateral Agent entered into the Second Amended and Restated Credit Agreement, dated as of April 29, 2015 (as amended by that certain Amendment No. 1 dated as of June 16, 2015 and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).
The Borrower has requested that the Required Lenders agree to (i) amend Section 1.1 of the Credit Agreement as set forth herein and (ii) waive certain Defaults and Events of Default arising from the Borrower’s failure to comply with the terms of Section 6.1(p).
The Required Lenders are willing to agree to such amendments and waivers relating to the Credit Agreement on the terms and conditions set forth herein.
In consideration of the mutual covenants set forth in this Amendment and Waiver, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:
SECTION 1.Capitalized Terms; Other Definitional Provisions. Capitalized terms used and not otherwise defined herein shall for all purposes of this Amendment and Waiver, including the preceding recitals, have the respective meanings specified therefor in the Credit Agreement. The rules of interpretation set forth in Section 1.5 of the Credit Agreement shall be incorporated herein mutatis mutandis.

SECTION 2.Amendment. Upon the effectiveness of this Amendment and Waiver as provided in Section 7 hereof, Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Universal Receivables” and replacing it to read in its entirety as follows:

““Universal Receivables” means, in respect of Receivables owing by Customers to the Loan Parties that have been collected by Universal, the net amount (whether positive or negative) equal to, all as shown on the most recently issued report from Universal and delivered to the Borrower, (a) collections by Universal of amounts owing by the Customers of the Loan Parties, plus (b) amounts retained by Universal from such collections referred to in clause (a) as reserves for potential future returns of home entertainment product, minus (c) an amount equal to $400,000, which represents two months of the $200,000 that Universal deducts each month to repay advances it made to the Borrower, provided that this deduction will end when said advances are fully recouped or repaid, minus (d) an amount equal to the sum of (i) the amount deducted by Universal during the monthly period covered by such report to reimburse Universal for out-of-pocket costs and expenses incurred by Universal relating to the picking, packaging and shipping of such home entertainment product to Customers, and (ii) the Relevant Percentage of the amount deducted by Universal during the monthly period immediately preceding the monthly period covered by such report to reimburse Universal for such out-of-pocket costs and expenses. For purposes of clarity, Universal reports to the Borrower via a statement dated on the 15th of each month, which correlates with settlement for the month ended 45 days prior to the statement date. By example, the December 15th statement from Universal includes settlement for expenses through October 31st. The term “Relevant Percentage” means (i) for all Universal reports prior to January 15, 2016, zero per cent, (ii) for the Universal report due January 15, 2016, 16.67 per cent, (iii) for the Universal report due February 15, 2016, 33.34 per cent, (iv) for the Universal report due March 15, 2016, 50 per cent, (v) for the Universal report due April 15, 2016, 66.67 per cent, (vi) for the Universal report due May 15, 2016, 83.34 per cent and (vii) for all Universal reports due on or after June 15, 2016, 100 per cent; provided, however that notwithstanding the foregoing, if the Borrower consummates a debt and/or equity financing that yields net cash proceeds to the Borrower of at least $25,000,000, then from and after the consummation of such financing, the Relevant Percentage shall be 100 per cent.”
SECTION 3.Limited Waiver. Upon the effectiveness of this Amendment and Waiver as provided in Section 7 hereof, the Required Lenders hereby waive any Default or Event of Default directly or indirectly caused by the Borrower’s non-compliance with Section 6.1(p) of the Credit Agreement solely to the extent occurring prior to the date hereof and any representation and warranty in or made pursuant to any Loan Document to the extent related to the Borrower’s failure to comply with the terms of Section 6.1(p) prior to the date hereof.

SECTION 4.Continuing Effectiveness. Except as expressly provided in this Amendment and Waiver, all of the terms and conditions of the Credit Agreement remain in full force and effect and are hereby ratified and confirmed. Nothing herein shall be deemed to entitle the Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 5.Representations and Warranties. The Borrower represents and warrants that (i) this Amendment and Waiver has been duly authorized, executed and delivered by it and this Amendment and Waiver and the Credit Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their terms, (ii) after giving effect to this Amendment and Waiver, no Default or Event of Default will exist; and (iii) the representations and warranties contained in this Amendment and Waiver and in the Loan Documents, other than those expressly made as of a specific date, are true and correct in all material respects as if made on the date hereof.

SECTION 6.Reaffirmation of Liens. The Borrower, as Grantor (as defined in the Security Agreement), hereby (a) ratifies and reaffirms each grant of security interests and liens in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to, and its obligations under, the Security Agreement and (b) acknowledges that, except for Permitted Liens, the Collateral Agent has a valid security interest in the Collateral (including the Concentration Account, the Cinedigm Lockbox Accounts, the Debt Service Reserve Account and the Operating Accounts) having the priority and being perfected in each case to the extent required in the Security Agreement or the Credit Agreement.

SECTION 7.Effectiveness of Amendment and Waiver. This Amendment shall become effective upon (i) the receipt by the Administrative Agent of counterparts of this Amendment and

Waiver duly executed by each of the Borrower, the Administrative Agent and the Required Lenders, and (ii) the receipt by the Administrative Agent from the Borrower of all out-of-pocket expenses incurred by the Agents in connection with this Amendment and Waiver, including the fees, charges and disbursements of counsel.

SECTION 8.Governing Law; Miscellaneous. This Amendment and Waiver and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. The provisions of Sections 10.14 and 10.15 of the Credit Agreement shall be incorporated herein mutatis mutandis.

SECTION 9.Severability. Any provision of this Amendment and Waiver being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Amendment and Waiver or any part of such provision in any other jurisdiction.

SECTION 10.Headings. The captions and section headings appearing in this Amendment and Waiver are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment and Waiver.

SECTION 11.Counterparts. This Amendment and Waiver may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Amendment and Waiver may execute this Amendment and Waiver by signing any such counterpart.

SECTION 12.Loan Document. This Amendment and Waiver is a Loan Document. On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment and Waiver.

SECTION 13.Concerning the Agents. Neither Agent assumes any responsibility for the correctness of the recitals contained herein, and the Agents shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and Waiver and make no representation with respect thereto. In entering into this Amendment and Waiver, the Agents shall be entitled to the benefit of every provision of the Credit Agreement relating to, without limitation, the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the Agents.

IN WITNESS WHEREOF, this Amendment and Waiver has been executed as of the day and year first above written.
CINEDIGM CORP.,
as Borrower

By:     /s/ Gary S. Loffredo
Name:    Gary S. Loffredo
Title:    Senior Vice President

SOCIÉTÉ GÉNÉRALE, as Administrative Agent

By:     /s/ Elaine Khalil
Name:    Elaine Khalil
Title:    Managing Director

SOCIÉTÉ GÉNÉRALE, as Lender

By:     /s/ Elaine Khalil
Name:    Elaine Khalil
Title:    Managing Director

CIT BANK, N.A., as Lender

By: /s/ Todd Camp
Name: Todd Camp
Title: S.V.P

SUNTRUST BANK, as Lender

By: /s/ Juan de Jesus-Caballero
Name: Juan de Jesus-Caballero
Title: Senior Vice President